UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.	)

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☐    Preliminary Proxy Statement
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☐    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to §240.14a-12
WOLFSPEED, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WOLFSPEED, INC.
4600 Silicon Drive
Durham, North Carolina

SUPPLEMENT TO THE PROXY STATEMENT DATED SEPTEMBER 13, 2021
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 25, 2021

This proxy statement supplement (this “Supplement”), dated October 12, 2021, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Wolfspeed, Inc. (formerly known as Cree, Inc.) (“Wolfspeed” or the “Company”), dated September 13, 2021, furnished to holders of the Company’s common stock in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for use at the Annual Meeting of Shareholders to be held on October 25, 2021 (the “Annual Meeting”), or any adjournment or postponement thereof. Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.
THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/WOLFSPEED2021 (also accessible at www.virtualshareholdermeeting.com/CREE2021) and in person at the offices of the corporation in the Executive Conference Center, 4408 Silicon Drive, Durham, North Carolina 27703, on Monday, October 25, 2021, at 12:00 p.m. local time. The record date for the determination of the holders of the Company’s common stock who are entitled to notice of and to vote at the Annual Meeting is August 27, 2021, which is the same record date specified in the Proxy Statement.
We strongly encourage shareholders to attend virtually due to the ongoing public health and safety concerns posed by the COVID-19 pandemic. To minimize these potential risks, we will limit the number of shareholders to attend the Annual Meeting in person (on a first-come, first served basis) to the number we believe can fit safely in the meeting room and will implement reasonable procedures to adhere to local ordinances, the guidelines of the Centers for Disease Control and Prevention (CDC) and current best practices for social gatherings. The health of all our stakeholders is our top priority.
Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on October 25, 2021:
The Annual Report, the Proxy Statement, and
this Supplement are available on the Internet at
www.wolfspeed.com/annualmeeting
Pursuant to the Securities and Exchange Commission’s “Notice and Access” rules, we are furnishing proxy materials to our shareholders primarily via the Internet. Beginning on or about September 15, 2021, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), containing instructions on how to access our proxy materials on the Internet, including our proxy statement and our Annual Report. The Notice also instructs you on how you can vote using the Internet and by telephone. Other shareholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet or by telephone, or have been mailed paper copies of our proxy materials and a proxy card or voting form.
Internet distribution of our proxy materials is designed to expedite receipt by shareholders, lower the cost of the Annual Meeting, and conserve natural resources. If, however, you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

NAME AND EXCHANGE LISTING CHANGE

Consistent with the Company’s previously announced plan, the Company changed its corporate name effective on October 4, 2021 from “Cree, Inc.” to “Wolfspeed, Inc.” (the “Name Change”). In connection with the Name Change, at the opening of trading on October 4, 2021, the Company’s shares of common stock, $0.00125 par value per share, began trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “WOLF” (the “NYSE Exchange Transfer”). The Name Change and NYSE Exchange Transfer mark the culmination of a four-year transformation, involving the divestiture of two-thirds of the Company’s business and a repositioning of the Company’s overall core strategy to become a pure-play global semiconductor company.
Updated Proxy Materials
The Company does not intend to deliver updated proxy materials reflecting the Name Change. If you requested printed proxy materials, you can vote by completing and returning your original signed proxy card. To vote using your original proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Sunday, October 24, 2021.
Independence of Directors
A majority of the Board of Directors must be comprised of independent directors for the Company to comply with the corporate governance standards of the NYSE. Currently, the Board of Directors is composed of Messrs. Lowe, Hodge, Hosein, Jackson, Replogle, Riley and Werner and Mses. Dorchak and Le. In connection with the NYSE Exchange Transfer, the Board of Directors has determined that eight of the present directors—Messrs. Hodge, Hosein, Jackson, Replogle, Riley and Werner and Mses. Dorchak and Le—are each an “independent director” within the meaning of the NYSE rules.
OTHER MATTERS
Other than as set forth above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares. The Company knows of no matters to be submitted to the Annual Meeting other than those presented in the Proxy. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent in accordance with their best judgment on each of such matters.
By order of the Board of Directors,

Bradley D. Kohn
Secretary
Durham, North Carolina
October 12, 2021